Contacts:	W. Dan Puckett	Carol Marsh
	Chief Executive Officer	Chief Financial Officer
	(205) 870-1939	(205) 870-1939

CAPITALSOUTH BANCORP AND MONTICELLO BANCSHARES AGREE TO MERGE

BIRMINGHAM, Ala. (March 1, 2007) - CapitalSouth Bancorp (NASDAQ-GM: CAPB) and privately held Monticello Bancshares, Inc. today announced that the companies have signed a definitive agreement to merge Monticello with and into CapitalSouth. Monticello is the holding company for Monticello Bank, a federally chartered savings bank with two locations in Jacksonville, Florida. It also operates a wholesale residential mortgage operation based in Fitzgerald, Georgia. The mortgage operation originates and sells in the secondary market prime conventional residential mortgage loans in Florida, Georgia, North Carolina and South Carolina.

Terms of the merger call for Monticello stockholders to receive 1,047,619 shares of CapitalSouth common stock, $14 million in cash and $8 million in debt in exchange for all of Monticello's outstanding common stock. The transaction, which is subject to regulatory approvals by the Federal Reserve Board and the Alabama State Banking Department, as well as approval by the stockholders of both companies, is expected to close in the third quarter of 2007. The combination is expected to be accretive to CapitalSouth's earnings in 2008, following the completion of systems integration. Additional details concerning CapitalSouth and Monticello, the transaction structure, and its expected strategic value to the Company are included in a Current Report on Form 8-K filed in connection with this announcement.

Monticello is an S Corporation and, for the year ended December 31, 2006, had unaudited pretax net income of $2.2 million. At year's end, it had total assets of approximately $228 million, a loan portfolio totaling $205 million, total deposits of $156 million, and stockholders' equity of $20 million. When the merger is completed, CapitalSouth is expected to have total assets of almost $730 million, net loans outstanding of approximately $576 million, deposits of approximately $557 million, and stockholders' equity of about $61 million

"We believe this represents a great opportunity to expand our presence in the Jacksonville market with an institution that has a significant deposit and lending operation in place," stated W. Dan Puckett, CapitalSouth Bancorp Chairman and Chief Executive Officer. "In our view, Monticello's management and culture represent a good fit with our own, which should give us added momentum as we build our presence in fast-growing Jacksonville. Since our initial public offering in late 2005, one of our key strategies has been to expand in high-growth, demographically attractive markets, and Jacksonville has been at the top of our list." Puckett noted that CapitalSouth presently has one branch office in Jacksonville, which opened less than a year ago, and has announced plans to build a second branch there. With this transaction and the opening of that branch, CapitalSouth expects to have four strategically located branches in the metropolitan Jacksonville area by early 2008. Puckett also pointed out that Monticello's mortgage operations will give CapitalSouth added market visibility as it continues to pursue expansion opportunities and, likewise, will augment the Company's product offering in its current markets.

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CAPB and Monticello Bancshares Agree to Merge

March 1, 2007

Commenting on the announcement, Jake Bowen, Chairman and Chief Executive Officer of Monticello Bancshares, said, "We are excited to announce this merger with CapitalSouth. It represents an opportunity for our stockholders and management team to become a part of a company that has a great track record and a solid plan for continued growth. We look forward to working with CapitalSouth's management to make CapitalSouth Bank one of the premier banks in the Jacksonville market and adding our mortgage origination resources to expand the Company's product line."

CapitalSouth Bancorp is a bank holding company operating nine full-service banking offices and one loan production office through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a loan production office in Atlanta, Georgia. CapitalSouth targets small to medium-sized businesses in the markets it serves. CapitalSouth offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production office. CapitalSouth also provides internet banking and personal investment services at www.capitalsouthbank.com.

This press release may contain forward-looking statements about CapitalSouth, Monticello and/or the combined company that involve inherent risks and uncertainties. These forward looking statements may include, among others, statements about expectations, strategic objectives, business prospects, plans, anticipated expenses and expense savings and financial results, future performance and other similar matters of CapitalSouth, Monticello and/or the combined company. Statements using such words as "may", "will", "expect", "could", "should" "would", "estimate", "believe", "plan", "anticipate", and similar expressions are forward looking statements and are subject to numerous assumptions, risks and uncertainties. A variety of factors may affect the operations, performance, business strategy and results of CapitalSouth, Monticello and/or the combined company and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, the ability to obtain required governmental and stockholder approvals of the Merger on the proposed terms and schedule; the risk that CapitalSouth and Monticello may not effect the proposed Merger; the risk that CapitalSouth and Monticello will not be able to successfully integrate Monticello, including integration of information systems and retention of key personnel; the risk that the cost savings and revenue synergies from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger making it more difficult to maintain relationships with clients, employees or suppliers; financial market volatility; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; unanticipated regulatory or judicial proceedings or rulings; the impact of changes in accounting principles; actions and initiatives by current and potential competitors; the ability to retain key personnel; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; and acts of terrorism or war. Additional factors that could cause CapitalSouth's and Monticello's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-K of CapitalSouth, and in the Quarterly Reports on Form 10-Q of CapitalSouth filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). The forward-looking statements in this filing release speak only as of the date of the filing, and CapitalSouth and Monticello do not undertake any obligation to update any such forward-looking statements to reflect new or changed events.

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CAPB and Monticello Bancshares Agree to Merge

March 1, 2007

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The proposed Merger will be submitted to CapitalSouth's and Monticello's stockholders for their consideration. CapitalSouth will file a registration statement on Form S-4, which will contain a joint proxy statement/prospectus to be sent to each Company's stockholders, and other relevant documents concerning the proposed Merger with the SEC. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about CapitalSouth and Monticello, at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at CapitalSouth's website, www.capitalsouthbank.com under the tab "Investor Relations." Copies of the registration statement and joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the registration statement and joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Carol Marsh, Chief Financial Officer of CapitalSouth Bancorp, 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209, telephone (205) 870-1939.

CapitalSouth and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CapitalSouth and/or Monticello in connection with the proposed merger. Information about the directors and executive officers of CapitalSouth is set forth in the proxy statement for CapitalSouth's 2006 annual meeting of stockholders, as filed with the SEC on April 21, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described above.

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